Exhibit 10.33
Second Amendment to Merchant Agreement & Operating Procedures
     This Second Amendment (“Amendment”) effective March 2, 2000 (“Effective Date”), between Nordstrom Inc., a Washington corporation (“Nordstrom”) and Nordstrom fsb, a federal savings bank (“Bank”), amends and supplements that certain Merchant Agreement & Operating Procedures between Nordstrom National Credit Bank (“NNCB”) and Nordstrom entered into on or about August 30, 1991, as amended by a First Amendment dated March 1, 2000 (collectively, the “Agreement”).
     Bank and Nordstrom wish to amend the Agreement to correctly reflect updated pricing, as set forth in this Amendment.
     Therefore, in consideration of the mutual covenants and conditions contained herein, the parties hereby amend and supplement the Agreement as follows:
     1. Section 2 of the Agreement is amended by deleting the words “less an allowance for amounts which will be written off”.
     2. Exhibit A, attached to the Agreement, is amended by deleting the words “Less Allowance for Writeoffs”
     3. Except as specifically amended hereby, the original terms and conditions of the Agreement are unchanged and in full force and effect.
     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

Nordstrom fsb, a federal saving bank		Nordstrom Inc., a Washington corporation

By:	/s/ Denny D. Dumler	By:	/s/ Kevin Knight

Title:	President	Title:	Executive VP